Exhibit 21.01

West Corporation and Subsidiaries

Name	State of Organization	DBAs	DBA state
West Corporation	Delaware	West Corporation (Delaware)	NE, MN
InterCall, Inc.	Delaware	Conferencecall.com	CA (Orange County, Santa Clara County), CO, DE (Kent County, New Castle County, Sussex County), GA (Troup County), HI, ID, IL, MD, MI, MO, OR, RI, TN, TX (Travis County), others pending
		The Teleconferencing Center	CA (Orange County, Santa Clara County), CO, DE (Kent County, New Castle County, Sussex County), GA (Troup County), HI, IA, IL, MD, MI, MO, NY, OR, RI, TN, TX (Travis County), UT, others pending
		ECI Conference Call Services	NJ
		West Conferencing Services, Inc.	TX
		InterCall Teleconferencing, Inc.	NJ
Jamaican Agent Services Limited	Jamaica	None
West Asset Management, Inc.	Delaware	WAM West Asset Management, Inc.	PA, TX, NH
		Accent Insurance Recovery Solutions	AR, CA, DE, DC, HI, ID, IN, ME, MD, MI, MN, MT, NJ, ND, OR, WV
		Accent Cost Containment Solutions	FL, others pending
		Accent Recovery Solutions	IL, PA
West At Home, LLC	Delaware	West At Home, LLC of Delaware	LA
West Business Services Corporation	Delaware	None
		Dakotah	AR, GA, IL, TX, WA
		West Business Services Limited Partnership	WY
		West Telemarketing Corporation Outbound	CA
		West BPO, Limited Partnership	NH
West Contact Services, Inc.	Philippines	None
West Direct, Inc.	Delaware	Legal Rewards	CT, NE
		Major Savings	CT, NE
		Savings Direct	CT, NE
		TeleConference USA	CO, CT, GA, NE, TX
West Facilities Corporation	Delaware	Delaware Facilities Corporation	TX
West Notifications Group, Inc.	Delaware	Intellicast	DE (New Castle County), IL, NE
Asset Direct Mortgage, LLC	Delaware	None
bmd wireless AG	Switzerland	None
BuyDebtCo, LLC	Nevada	None
Centracall Limited	United Kingdom	None
Conferencecall Services India Private Limited	India	None
Cosmosis Corporation	Colorado	None
InterCall Asia Pacific Holdings Pty. Ltd.	Australia	None
InterCall Australia Pty. Ltd.	Australia	None
InterCall Conferencing Services, Ltd.	United Kingdom	None
InterCall Deutschland GmbH	Germany	None
InterCall France Holdings SAS	France	None
InterCall France SAS	France	None
InterCall Hong Kong Limited	Hong Kong	None
InterCall Japan KK	Japan	None
InterCall Mexico, S. de R.L.de C.V.	Mexico	None
InterCall New Zealand Limited	New Zealand	None
InterCall Singapore Pte. Ltd.	Singapore	None
InterCall Telecom Ventures, LLC	Delaware	None
InterCall, Inc. (Canada)	Canada	None
Intrado Communications Inc.	Delaware	None
Intrado Communications of Virginia Inc.	Virginia	None
Intrado Inc.	Delaware	None
West Interactive Corporation	Delaware	None
West International Corporation	Delaware	None
Intrado International Limited	Ireland	None
Intrado International Singapore Ptd. Ltd.	Singapore	None
Intrado International, LLC	Delaware	None
Intrado Technology (China) Co. Ltd.	China	None
Legal Connect Limited	United Kingdom	None
Northern Contact, Inc.	Delaware	None
Stargate Management	Colorado	None
TeleVox Software, Inc.	Delaware	None
The Debt Depot, LLC	Delaware	None
West Asset Purchasing, LLC	Nevada	None
West Direct II, Inc.	Arizona	None
West Education Foundation	Nebraska	None
West Healthcare Receivable Management, Inc.	Nevada	None
West International Holdings Limited	United Kingdom	None
West Receivable Services, Inc.	Delaware	None
West Telemarketing Canada, ULC	Canada	None
West Telemarketing Corporation	Delaware	None
West Telemarketing Corporation II	Delaware	None
Worldwide Asset Purchasing II, LLC	Nevada	None
Worldwide Asset Purchasing, LLC	Nevada	None